Exhibit 6.1

THE COMPANIES ACT (AS REVISED)

AMENDED AND RESTATED

MEMORANDUM AND

ARTICLES OF ASSOCIATION

OF

MASTERWORKS CAYMAN, SPC

(As adopted by Special Resolution dated 30 June 2023)

THE COMPANIES ACT (AS REVISED)

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

MASTERWORKS CAYMAN, SPC

(As adopted by Special Resolution dated 30 June 2023)

1.	The name of the Company is Masterworks Cayman, SPC. The Company is an exempted company that is a segregated portfolio company.

2.	The registered office will be situated at the offices of Appleby Global Services (Cayman) Limited, 71 Fort Street, PO Box 500, Grand Cayman, Cayman Islands, KY1-1106 or at such other place in the Cayman Islands as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object that is not prohibited by any law of the Cayman Islands.

4.	The Company shall have and be capable of exercising all the powers of a natural person of full capacity as provided by law.

5.	The liability of the Members is limited to the amount, if any, unpaid on their shares.

6.	The authorised share capital of the Company is USD 1,000,000 divided into 1,000,000,000 ordinary shares of USD 0.001 par value.

7.	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to apply for deregistration in the Cayman Islands.

8.	Capitalised terms that are not defined herein bear the same meaning given to them in the Articles of Association of the Company.

CONTENTS

1.	Interpretation	1
2.	Offices	4
3.	Service Providers	4
4.	Issue of Shares	4
5.	Register of Members	5
6.	Register of Beneficial Ownership	5
7.	Record Date	6
8.	Share Certificates	6
9.	Transfer of Shares	6
10.	Transmission of Shares	7
11.	Redemption and purchase of Shares	8
12.	Variation of Share Rights	8
13.	Non-recognition of Trusts	8
14.	Lien	9
15.	Calls on Shares	9
16.	Forfeiture of Shares	10
17.	Increase of Capital	11
18.	Alteration of Capital	12
19.	Segregated Portfolios	12
20.	General Meetings	14
21.	Notice of General Meetings	14
22.	Proceedings at General Meetings	14
23.	Voting	15
24.	Proxies and Corporate Representatives	17
25.	Appointment and Removal of Directors	19
26.	Resignation and Disqualification of Directors	19
27.	Powers and Duties of Directors	20
28.	Proceedings of Directors	21
29.	Directors’ Interests	23
30.	Delegation of Directors’ Powers	23
31.	Alternate Directors	24
32.	Committees of Directors	24
33.	Officers	25
34.	Directors’ Remuneration	25
35.	Seals and Deeds	25
36.	Dividends	26
37.	Reserves	27
38.	Capitalisation of Profits	28
39.	Share Premium Account	28
40.	Financial Year End	28
41.	Accounting Records	28
42.	Service of Notices and Documents	29
43.	Winding Up	30
44.	Indemnity	31
45.	Continuation	32
46.	Amendment of Memorandum and Articles	32

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THE COMPANIES ACT (AS REVISED)

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

MASTERWORKS CAYMAN, SPC

(As adopted by Special Resolution dated 30 June 2023)

1.	Interpretation

1.1	Table A of the First Schedule to the Act shall not apply to the Company.

1.2	In these Articles, the following terms shall have the following meanings unless the context otherwise requires:

Act: the Companies Act (as revised) of the Cayman Islands;

Articles: these articles of association of the Company as amended, restated or supplemented from time to time by Special Resolution;

Auditors: the auditors for the time being of the Company (if any);

Beneficial Owner: has the same meaning as in the Act;

clear days: in relation to the period of a notice, that period excluding the day on which the notice is served (or deemed to be served) and the day for which it is given or on which it is to take effect;

Cayman Director: the director for the time being of the Company provided by Appleby Global Services (Cayman) Limited;

Company: the above named company;

Directors: the directors for the time being of the Company;

Electronic Record: has the same meaning as in the Electronic Transactions Act (as revised) of the Cayman Islands;

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General Assets: the assets of the Company which are not Segregated Portfolio Assets and otherwise as specified in section 219 of the Act;

General Creditors: the creditors which are not attributable to any Segregated Portfolio;

Indemnified Person: any Director, officer or member of a committee duly constituted under these Articles and any liquidator, manager or trustee acting in relation to the affairs of the Company (including anyone previously acting in such capacity) and his heirs, executors, administrators, personal representatives or successors or assigns;

Member: has the same meaning as in the Act;

Memorandum: the memorandum of association of the Company for the time being;

Month: a calendar month;

Net Asset Value: the amount determined pursuant to these Articles as being the net asset value of the Company or any class of Shares or Segregated Portfolio as the context may require;

Ordinary Resolution: a resolution:

(a)	passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)	a written resolution signed by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

Register of Beneficial Ownership: the beneficial ownership register to be kept in accordance with the Act;

Register of Members: the register of Members to be kept in accordance with the Act and includes every duplicate Register of Members;

Registered Office: the registered office for the time being of the Company in the Cayman Islands;

Seal: the common seal of the Company (if any) and includes every duplicate seal;

Secretary: the secretary for the time being of the Company and any person appointed to perform any of the duties of the secretary;

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Segregated Portfolio: each Segregated Portfolio of the Company established and designated as such by the Directors from time to time in accordance with section 216 of the Act, the assets and liabilities of the Company held within or on behalf of each such Segregated Portfolio being segregated from the assets and liabilities of the Company held within or on behalf of any other Segregated Portfolio of the Company and from General Assets and other liabilities of the Company not held within or on behalf of any Segregated Portfolio of the Company;

Segregated Portfolio Assets: the assets representing the share capital and reserves and all other assets attributable to or held within or on behalf of a Segregated Portfolio and otherwise as specified in section 219 of the Act;

Segregated Portfolio Creditors: the creditors attributable to a Segregated Portfolio;

Share: a share in the capital of the Company and includes a fraction of a share, such fractional share being subject to and carrying the corresponding fraction of liabilities, limitations, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class of shares;

Share Premium Account: the share premium account established in accordance with these Articles and the Act;

Special Resolution: a resolution that is described as such in its terms:

(c)	passed by a majority of not less than two thirds of such Members as, being entitled to do so, vote in person or by proxy, at a duly convened general meeting of the Company; or

(d)	a written resolution signed by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed; and

Subscriber: the Subscriber to the Memorandum.

1.3	Words importing the singular number include the plural number and vice versa and words importing the masculine gender include the feminine gender.

1.4	Words importing persons include corporations and any other legal or natural persons.

1.5	Any reference to writing includes all modes of representing or reproducing words in a visible and legible form, including in the form of an Electronic Record.

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1.6	The word may shall be construed as permissive and the word shall shall be construed as imperative.

1.7	Any phrase introduced by the terms including, include, in particular or any similar expression shall be merely illustrative and shall not limit the sense of the words preceding those terms.

1.8	Where any provision of the Act is referred to, the reference is to that provision as modified by any subsequent law for the time being in force.

1.9	Unless the context otherwise requires, words and expressions defined in the Act bear the same meanings in these Articles.

1.10	References to days are to calendar days, unless otherwise specified.

1.11	Headings are used for convenience only and shall not affect the construction of these Articles.

2.	Offices

2.1	The Registered Office of the Company shall be at such place in the Cayman Islands as the Directors shall from time to time determine.

2.2	The Company, in addition to its Registered Office, may establish and maintain such other offices in the Cayman Islands or elsewhere as the Directors may from time to time determine.

3.	Service Providers

3.1	The Directors may appoint any person to act as a service provider to the Company and may delegate to any such service provider any of the functions, duties, powers and discretions available to them as Directors, upon such terms and conditions (including as to the remuneration payable by the Company) and with such powers of sub-delegation, but subject to such restrictions, as they think fit.

4.	Issue of Shares

4.1	The Directors may (subject to the provisions of these Articles and the Act), without prejudice to any rights attached to any existing Shares, offer, allot, grant options over or otherwise dispose of the Shares with or without preferred, deferred, qualified or other special rights or restrictions, whether in regard to dividends or other forms of distribution, voting, return of capital or otherwise, and to such persons and on such terms and conditions and for such consideration, and at such times as they think fit, provided no Share shall be issued at a discount (except in accordance with the provisions of the Act).

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4.2	Any Share may, with the sanction of a Special Resolution, be issued on the terms that it is, or at the option of the Company or the holder is liable, to be redeemed.

4.3	Notwithstanding the preceding Article, the Subscriber shall have the power to:

4.3.1	issue one Share to itself;

4.3.2	transfer that Share by an instrument of transfer to any person; and

4.3.3	update the Register of Members in respect of the issue and transfer of that Share.

4.4	The Company shall not issue Shares to bearer.

4.5	The Company may, in accordance with the Act, issue fractions of Shares.

5.	Register of Members

5.1	The Directors shall establish and maintain (or cause to be established and maintained) the Register of Members at the Registered Office or at such other place determined by the Directors in the manner prescribed by the Act.

6.	Register of Beneficial Ownership

6.1	The Directors shall cause the Register of Beneficial Ownership to be established and maintained at the Registered Office in the manner prescribed by the Act if and for as long as the Company is required by the Act to establish and maintain such a register.

6.2	Every Member shall provide to the Company upon request written particulars of the beneficial ownership of the Shares registered in such Member’s name as the Company is required by the Act to collect for the Register of Beneficial Ownership and shall advise the Company in writing in a timely manner of any changes in those particulars. If the Company is not provided with the information required under the Act, the Company may (if permitted by the Act) issue a restrictions notice to the relevant “registrable person” (as defined in the Act, or, if the registrable person is unknown, the related Member on its behalf) in relation to the relevant Shares. Until the restrictions notice is withdrawn by the Company or ceased by order of the Grand Court of the Cayman Islands, the effects of the restrictions notice are as set out in the Act and the rights of the Member holding the affected Shares to vote, transfer or otherwise deal with or receive any distribution (except in a liquidation of the Company) on the affected Shares under the provisions of these Articles are suspended.

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7.	Record Date

7.1	The Directors may fix in advance a date as the record date to determine the Members entitled to notice of or to vote at a meeting of the Members and, for the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within 90 days prior to the date of the declaration of such dividend, fix a subsequent date as the record date for such determination.

7.2	If no such record date is fixed, the record date shall be the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be. A determination of Members entitled to vote at any meeting of Members in accordance with this Article, shall apply to any adjournment thereof.

8.	Share Certificates

8.1	Every Member shall be entitled, without payment, to a certificate of the Company specifying the Share or Shares held by him and the amount paid up thereon.

8.2	Notwithstanding the provisions of these Articles, the Directors may resolve not to issue share certificates to Members of the Company.

8.3	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person, and delivery of a certificate to one joint holder shall be sufficient delivery to all.

8.4	If a share certificate is defaced, lost or destroyed, it may be replaced on payment of such fee (if any) and on such terms (if any) as to evidence and indemnity, and on the payment of expenses of the Company in investigating such evidence and preparing such indemnity as the Directors shall think fit and, in case of defacement, on delivery of the old certificate to the Company for cancellation.

9.	Transfer of Shares

9.1	The instrument of transfer of any Share shall be executed by or on behalf of the transferor (and, if the Directors so determine, the transferee). The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register of Members in respect of such Share. All instruments of transfer, once registered, may be retained by the Company.

9.2	Subject to any applicable restrictions contained in these Articles, Shares shall be transferred in any usual or common form approved by the Directors.

9.3	The Directors may, in their absolute discretion and without assigning any reason therefore, decline to register any transfer of any Share. The Directors may require reasonable evidence to show the right of the transferor to make the transfer.

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9.4	If the Directors decline to register a transfer of Shares they shall send notice of the refusal to the transferee within one month after the date on which the transfer was lodged with the Company.

9.5	The Directors may also suspend the registration of the transfers at such times and for such periods as the Directors may from time to time determine.

10.	Transmission of Shares

10.1	If a Member dies, the survivor or survivors (where he was a joint holder), and the legal personal representative (where he was sole holder), shall be the only person recognised by the Company as having any title to the Share. The estate of a deceased Member is not thereby released from any liability in respect of any Share held by him, whether solely or jointly. For the purpose of this Article, legal personal representative means the person to whom probate or letters of administration has or have been granted in the Cayman Islands or, if there is no such person, such other person as the Directors may in their absolute discretion determine to be the person recognised by the Company for the purpose of this Article.

10.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy of a Member or otherwise by operation of applicable law may elect, upon such evidence being produced as may be required by the Directors as to his entitlement, either be registered himself as a Member in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Member could have made.

10.3	If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to transfer the Shares, he shall signify his election by signing an instrument of transfer of such Shares in favour of his transferee. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of Shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Member.

10.4	A person becoming entitled to a Share in consequence of the death or bankruptcy of the Member (or otherwise by operation of applicable law), upon such evidence being produced as may be required by the Directors as to his entitlement, shall be entitled to the same dividends and other monies payable in respect of the Share as he would be entitled if he were the holder of such Share. However, he shall not be entitled, until he becomes registered as the holder of such Share, to receive notices of or to attend or vote at general meetings of the Company or (except as aforesaid) to exercise any other rights or privileges of a Member. The Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the Share and, if the notice is not complied with within sixty days, the Directors may thereafter withhold payment of all dividends and other monies payable in respect of the Shares until the requirements of the notice have been complied with.

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11.	Redemption and purchase of Shares

11.1	Subject to the provisions of the Act and the Memorandum, the Company may:

11.1.1	purchase its own Shares (including any redeemable Shares) in such manner and on such terms as the Directors may agree with the relevant Member unless following such purchase there would no longer be any issued Shares and may make payment for such purchase or for any redemption of Shares in any manner authorised by the Act, including out of capital; and

11.1.2	reduce its share capital and any capital redemption reserve fund in any manner whatsoever.

12.	Variation of Share Rights

12.1	If at any time the share capital is divided into different classes of Shares, all or any of the special rights attached to any class of Shares (unless otherwise provided by the terms of issue of the Shares of that class) may be varied or abrogated with the consent in writing of the holders of not less than two thirds of the issued Shares of that class or with the sanction of a resolution passed by the holders of not less than two thirds of the issued Shares of that class as may be present in person or by proxy at a separate general meeting of the holders of the Shares of that class. To any such separate general meeting, all of the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one or more persons holding or representing by proxy not less than one third of the issued Shares of the class and that any holder of Shares of the relevant class present in person or by proxy may demand a poll.

12.2	For the purpose of a separate class meeting, the Directors may treat two or more of all classes of Shares as forming one class if they consider that such class of Shares would be affected in the same way by the proposals under consideration.

12.3	The rights conferred upon the holders of any Shares shall not, unless otherwise expressly provided in the rights attaching to such Shares, be deemed to be altered by the creation or issue of further Shares ranking pari passu therewith.

13.	Non-recognition of Trusts

13.1	Except as required by the Act or these Articles, or under an order of a court of competent jurisdiction, the Company shall not be bound by or compelled to recognise in any way, even when notice thereof is given to it, any equitable, contingent, future or partial interest in any Share, or any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

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14.	Lien

14.1	The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) called or payable at a date fixed by or in accordance with the terms of issue of such Share in respect of that Share, and the Company shall also have a first and paramount lien on every Share (other than a fully paid up Share) standing registered in the name of a Member, whether singly or jointly with any other person for all debts and liabilities of a Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member or not. The Directors may at any time, either generally or in any particular case, waive any lien that has arisen or declare any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a Share shall extend to all dividends payable thereon.

14.2	The Company may sell, in such manner as the Directors think fit, any Share on which the Company has a lien, provided a sum in respect of which the lien exists is presently payable, and is not paid within fourteen days after a notice in writing has been given to the registered holder for the time being of the Share, demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment.

14.3	For giving effect to any such sale, the Directors may authorise any person to transfer the Share sold to the purchaser thereof. The purchaser shall be registered as the holder of the Share comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the sale.

14.4	The net proceeds of such sale shall be applied in payment or discharge of the debt or liability in respect of which the lien exists and as is presently payable, and any balance shall (subject to a like lien for debts or liabilities not presently payable as existed upon the Shares prior to the sale) be paid to the person who was the registered holder of the Share immediately before such sale.

15.	Calls on Shares

15.1	The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their Shares (whether in respect of the par value of the Shares or premium or otherwise and not, by the terms of issue thereof, made payable at a future date fixed by or in accordance with such terms of issue); and each Member shall (subject to the Company serving upon him at least 14 days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his Shares. A call may be revoked or postponed by the Directors wholly or in part as the Directors may determine. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

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15.2	Payment of a call may be made by instalments on the direction of the Directors.

15.3	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day payment is due to the time of the actual payment at such rate as the Directors may determine, but the Directors may waive payment of such interest wholly or in part.

15.4	Any sum payable in respect of a Share on issue or allotment or at any fixed date, whether in respect of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the relevant provisions as to payment of interest, forfeiture or otherwise of these Articles shall apply as if such sum had become due and payable by virtue of a call duly made and notified.

15.5	The Directors may issue Shares with different terms as to the amount and times of payment of calls.

15.6	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

15.7	The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any Shares held by him; and may (until the amount would otherwise become payable) pay interest at such rate (not exceeding six per cent without the sanction of the Company in general meeting) as may be agreed upon between the Member paying the sum in advance and the Directors.

16.	Forfeiture of Shares

16.1	If a Member fails to pay any call or instalment of a call by the date it becomes due and payable, the Directors may, at any time thereafter while such call or instalment remains unpaid, give notice to the Member requiring payment of the unpaid portion of the call or instalment, together with any accrued interest and expenses incurred by the Company by reason of such non-payment.

16.2	The notice shall specify where and by what date (not being less than the expiration of 14 days’ from the date of the notice) payment is to be made and shall state that if it is not complied with the Shares in respect of which the call was made will be liable to be forfeited. The Directors may accept the surrender of any Share liable to be forfeited hereunder and, in such case, references to these Articles to forfeiture shall include surrender.

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16.3	If such notice is not complied with, any Share in respect of which the notice was given may thereafter, before the payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends declared, other distributions or other monies payable in respect of the forfeited Shares and not paid before the forfeiture.

16.4	A forfeited Share may be sold, re-allotted or otherwise disposed of upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

16.5	A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him in respect of the Shares together with interest at such rate as the Directors may determine from the date of forfeiture until payment, but his liability shall cease if and when the Company receives payment in full of all amounts due in respect of the Shares. The Company may enforce payment without being under any obligation to make any allowance for the value of the Shares forfeited.

16.6	An affidavit in writing by a Director or Secretary of the Company that a Share has been duly forfeited on a specified date, shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The Company may receive the consideration, if any, given for the Share on any sale, re-allotment or disposition thereof and may authorise some person to execute a transfer of the Share in favour of the person to whom the Share is sold, re-allotted or otherwise disposed of, and he shall thereupon be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-allotment or disposition of the Share.

16.7	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share, or by way of premium or otherwise, as if the same had been made payable by virtue of a call duly made and notified to the Member.

17.	Increase of Capital

17.1	The Company may from time to time by Ordinary Resolution increase its share capital by such sum, to be divided into new Shares of such par value, and with such rights, priorities and privileges attached thereto as the resolution shall prescribe.

17.2	Subject to any directions given by the Company in a general meeting, all new Shares shall be at the disposal of the Directors in accordance with these Articles.

17.3	The new Shares shall be subject to the same provisions of these Articles with reference to the payment of calls, lien, forfeiture, transfer, transmission and otherwise, as the Shares in the original share capital.

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18.	Alteration of Capital

18.1	The Company may from time to time by Ordinary Resolution:

18.1.1	consolidate and divide all or any of its share capital into Shares of larger par value than its existing Shares;

18.1.2	sub divide its existing Shares, or any of them, into Shares of smaller par value than is fixed by the Memorandum, subject nevertheless to the provisions of section 13 of the Act;

18.1.3	cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; and

18.1.4	convert all or any paid up Shares into stock, and reconvert all or any stock into paid up Shares of any denomination.

18.2	The Company may from time to time by Special Resolution:

18.2.1	divide its Shares into several classes and attach to such classes any preferential, deferred, or special rights or restrictions in accordance with these Articles;

18.2.2	change the currency denomination of its share capital;

18.2.3	reduce its share capital and any capital redemption reserve fund in any manner whatsoever; and

18.2.4	merge or consolidate with any one or more constituent companies (as defined in the Act).

19.	Segregated Portfolios

19.1	The Directors may create from time to time one or more Segregated Portfolios in order to segregate the assets and liabilities of the Company held within or on behalf of a Segregated Portfolio from the assets and liabilities of the Company held within or on behalf of any other Segregated Portfolio and from the General Assets and the liabilities of the Company not held within or on behalf of any Segregated Portfolio of the Company. When any Segregated Portfolio no longer has any assets or liabilities of any class corresponding to such Segregated Portfolio in issue, the Directors may close such Segregated Portfolio.

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19.2	Each Segregated Portfolio shall be separately designated or identified in accordance with Part XIV of the Act and shall include in its name the words “Segregated Portfolio”, “SP, “S.P.” or otherwise as permitted under the Act.

19.3	The Directors shall establish and maintain (or cause to be established and maintained) procedures to identify and segregate and keep segregated:

19.3.1	each asset as either a General Asset or a Segregated Portfolio Asset and in the case of a Segregated Portfolio Asset, the Segregated Portfolio to which it is attributed; and

19.3.2	each liability as being that of a General Creditor or a Segregated Portfolio Creditor and in the case of a Segregated Portfolio Creditor, the Segregated Portfolio of which such person is a creditor.

19.4	The proceeds from the issue of Shares in each class shall be applied in the books of the Company to the Segregated Portfolio established for that class. The assets and liabilities and income and expenditure attributable to that Segregated Portfolio shall be applied to such Segregated Portfolio and, subject to the provisions of these Articles, to no other Segregated Portfolio.

19.5	The Segregated Portfolio Assets of each Segregated Portfolio shall be held, subject to the provisions of the Act and these Articles, only for the benefit of the holders of the relevant Shares of each class corresponding to such Segregated Portfolio and applied solely in respect of the liabilities attributed to such Segregated Portfolio in accordance with the provisions of the Act.

19.6	Where any asset is derived from another asset, such derivative asset shall be applied in the books of the Company to the same Segregated Portfolio as the asset from which it was derived and, on each revaluation of an asset, the increase or diminution of value shall be applied to the same Segregated Portfolio and, subject to the provisions of these Articles, to no other Segregated Portfolio.

19.7	In the case of any asset or liability of the Company which the Directors do not consider is attributable to a particular Segregated Portfolio or Segregated Portfolios, the Directors shall, subject to the Act, have discretion to determine the basis upon which any such asset or liability shall be allocated between or among Segregated Portfolios and the General Assets and the Directors shall have power at any time and from time to time to vary such basis.

19.8	Notwithstanding anything to the contrary in these Articles, in no event shall the liabilities of an insolvent Segregated Portfolio be satisfied out of the assets of another Segregated Portfolio or the General Assets.

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20.	General Meetings

20.1	The Directors may, whenever they think fit, convene an extraordinary general meeting. If at any time there are not sufficient Directors capable of acting to form a quorum, any Director, or any one or more Members holding in the aggregate not less than one third of the total issued share capital of the Company entitled to vote, may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

20.2	The Directors shall, upon the requisition in writing of one or more Members holding in the aggregate not less than one tenth of such paid up capital of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting. Any such requisition shall express the object of the meeting proposed to be called, and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form, each signed by one or more requisitionists.

20.3	If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not convene a general meeting within 21 days from the date of the deposit, the requisitionists or any or any of them or any other Member or Members holding in the aggregate not less than one tenth of such paid up capital of the Company as at the date of the requisition, may convene an extraordinary general meeting. A general meeting convened by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by the Directors.

21.	Notice of General Meetings

21.1	At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the time of meeting and, in the case of special business, the general nature of the business to be conducted at the general meeting, and shall be given in the manner provided in these Articles or in such other manner (if any) as may be prescribed by the Company, to such persons as are entitled to receive such notices from the Company. A general meeting may be convened by such shorter notice, or without notice, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent in nominal value of the Shares giving that right.

21.2	The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any Member entitled to receive notice shall not invalidate the proceedings at any meeting.

22.	Proceedings at General Meetings

22.1	All business shall be deemed special that is transacted at an extraordinary general meeting.

22.2	No business shall be transacted at any general meeting unless a quorum of Members is present at the time that the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the Meeting. Save as herein otherwise provided, one or more Members holding in the aggregate not less than one third of the total issued share capital of the Company present in person or by proxy and entitled to vote shall be a quorum.

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22.3	If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

22.4	A meeting of the Members may be held by telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or video conferencing) by which all persons participating in the meeting can communicate with each other simultaneously and instantaneously, and participation in such a general meeting shall constitute presence in person at such meeting.

22.5	Any Director shall be entitled to attend and speak at any general meeting of the Company.

22.6	The chairman (if any) of the Board of Directors shall preside as chairman at every general meeting of the Company. If there is no such chairman, or if at any meeting he is not present within five minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Directors present shall choose one of their number to act or, if only one Director is present, he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the Members present and entitled to vote shall elect one of their number to be chairman.

22.7	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

23.	Voting

23.1	Save where a Special Resolution or other greater majority is required by the Act or these Articles, any question proposed for consideration at any general meeting shall be decided by an Ordinary Resolution.

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23.2	At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands, or on the withdrawal of any other demand for a poll) a poll is demanded by:

23.2.1	the chairman of the meeting; or

23.2.2	at least three Members present in person or by proxy; or

23.2.3	any Member or Members present in person or by proxy and holding collectively not less than one tenth of the total voting rights of all the Members having the right to vote at such meeting; or

23.2.4	a Member or Members present in person or by proxy holding Shares conferring the right to vote at such meeting, being Shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such Shares conferring such right.

23.3	Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minutes of the proceedings of the Company shall be conclusive evidence of that fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution. The demand for a poll may be withdrawn by the person or any persons making it at any time prior to the declaration of the result of the poll.

23.4	If a poll is duly demanded, it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

23.5	In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote and the resolution shall fail.

23.6	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time later in the meeting as the chairman of the meeting shall direct.

23.7	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

23.8	On a poll votes may be cast either personally or by proxy.

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23.9	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

23.10	On a show of hands, every Member present in person or by proxy and entitled to vote shall have one vote. On a poll, every Member present in person or by proxy and entitled to vote shall have one vote for each Share of which he is the registered holder.

23.11	In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

23.12	A Member of unsound mind, or, in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person of similar nature appointed by such court, and any such receiver, committee, curator bonis or other person may vote by proxy and may otherwise act and be treated as such Member for the purpose of the general meetings.

23.13	No Member, unless the Directors otherwise determine, shall be entitled to vote at any general meeting, unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

23.14	No objection shall be raised as to the qualification of any voter or as to whether any votes have been properly counted except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time and in accordance with these Articles shall be referred to the chairman whose decision shall be final and conclusive.

24.	Proxies and Corporate Representatives

24.1	Subject to these Articles, each Member entitled to attend and vote at a general meeting may attend and vote at the general meeting:

24.1.1	in person, or where a Member is a company or non-natural person, by a duly authorised corporate representative; or

24.1.2	by one or more proxies.

24.2	A proxy or corporate representative need not be a Member.

24.3	The instrument appointing a proxy shall be in writing under the hand of the Member or his duly authorised attorney or, if the Member is a corporation, under the hand of its duly authorised representative.

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24.4	An instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or may appoint a standing proxy until notice of revocation is received at the Registered Office or at such place or places as the Directors may otherwise specify for the purpose.

24.5	Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

24.6	The instrument appointing a proxy or corporate representative, and the power of attorney (if any) under which it is signed, together with such other evidence as to its due execution as the Directors may from time to time require, shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith, not less than 24 hours (or such longer or shorter time as the Directors may determine) before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote.

24.7	In default of any of the provisions in these Articles to deposit any instrument of proxy or authorisation at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting, the instrument of proxy or authorisation shall not be treated as valid provided that the chairman of the meeting may in his discretion accept an instrument of proxy or authorisation sent by email or fax upon receipt of email or fax confirmation that the signed original thereof has been sent.

24.8	The operation of a standing proxy or authorisation shall be suspended at any general meeting or adjournment thereof at which the Member is present in person or by specially appointed proxy. The Directors may require evidence as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until the Directors determine that they have received such satisfactory evidence.

24.9	In the case of a poll taken subsequently to the date of a meeting or adjourned meeting, the instrument appointing the proxy or corporate representative referred to in these Articles shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting before the time appointed for the taking of the poll.

24.10	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

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24.11	A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the proxy or of the corporate authority, unless notice in writing of such death, unsoundness of mind or revocation was received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) before the commencement of the general meeting, or adjourned meeting, at which the instrument or proxy is used.

24.12	In the case of a written resolution to be signed by a corporate representative, the instrument appointing the corporate representative shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting prior to the effective date of the written resolution.

24.13	Subject to the Act, the Directors may at their discretion waive any of the provisions of these Articles relating to proxies or authorisations and, in particular, may accept such verbal or other assurances as they think fit as to the right of any person to attend, speak and vote on behalf of any Member at general meetings or to sign written resolutions.

25.	Appointment and Removal of Directors

25.1	The names of the first Directors shall be determined in writing by the subscriber of the Memorandum.

25.2	The number of Directors shall be not less than one nor, unless the Members by Ordinary Resolution may otherwise determine, more than ten. Directors shall serve for such term as the Members by Ordinary Resolution may determine, or in the absence of such determination, until they are removed from office or are disqualified or resign under the terms of these Articles.

25.3	The Directors shall have the power at any time, and from time to time, to appoint any person to be a Director, either to fill a vacancy or as an additional Director.

25.4	The Company may by Ordinary Resolution appoint and remove a Director or Directors.

25.5	No shareholding qualification shall be required for Directors unless otherwise required by the Company by Ordinary Resolution.

26.	Resignation and Disqualification of Directors

26.1	The office of Director shall ipso facto be vacated if the Director:

26.1.1	resigns his office by notice in writing to the Company; or

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26.1.2	becomes of unsound mind and the Directors resolve that his office is vacated; or

26.1.3	becomes bankrupt under the laws of any country or makes any arrangement or composition with his creditors generally; or

26.1.4	if he ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provisions of any law or enactment.

27.	Powers and Duties of Directors

27.1	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Act or these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any clause of these Articles, to the provisions of the Act and to such regulations, being not inconsistent with the aforesaid clauses or provisions, as may be prescribed by the Company in general meeting but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

27.2	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

27.3	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

27.4	The Directors on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

27.5	No document or deed otherwise duly executed and delivered by or on behalf of the Company shall be regarded as invalid merely because at the date of delivery of the deed or document, the Director, Secretary or other officer or person who shall have executed the same and/or affixed the Seal (if any) thereto as the case may be for and on behalf of the Company shall have ceased to hold such office or to hold such authority on behalf of the Company.

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27.6	The Directors may from time to time appoint one of their number to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Directors may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine, and either in addition to or in lieu of his remuneration as a Director.

27.7	Notwithstanding any provision in these Articles to the contrary, a sole Director shall be entitled to exercise all of the powers and functions of the Directors which may be imposed on them by Act or by these Articles.

28.	Proceedings of Directors

28.1	The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn and otherwise regulate their meetings and proceedings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote and the motion shall be deemed to have been lost. Notwithstanding the foregoing, all material business activities of the Company must be approved by a Cayman Director, provided that a Cayman Director may resign or be removed or replaced as a Director pursuant to Article 25 without such consent.

28.2	A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time, summon a meeting of Directors by at least five days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered provided however that notice may be waived by all the Directors (or their alternates) either at, before or retrospectively after the meeting is held provided further that notice or waiver thereof may be given by email or fax.

28.3	The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed by the Directors, shall be two Directors, and shall be one if there is a sole Director, provided that quorum must always include at least one Cayman Director or such Cayman Director’s alternate. An alternate appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present provided always that where a Director is acting in his own right and also as an alternate he is only counted once in the quorum. A Director who ceases to be a Director at a meeting of the Directors may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting provided no other Director objects and if otherwise a quorum of Directors would not be present.

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28.4	The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

28.5	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

28.6	A resolution in writing signed by all of the Directors or all of the members of a committee of Directors for the time being entitled to receive notice of a meeting of the Directors (or by an alternate Director as provided in these Articles), including a resolution signed in counterpart and/or sent or evidenced by way of signed fax or electronic transmission, shall be as valid and effectual as if it had been passed at a meeting of the Directors or of a committee of Directors duly called and constituted.

28.7	To the extent permitted by law, a meeting of the Directors or a committee appointed by the Directors may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

28.8	All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

28.9	The Directors shall cause minutes to be made and records kept for the purpose of recording:

28.9.1	all appointments of officers made by the Directors;

28.9.2	the names of the Directors and other persons present at each meeting of the Directors and of any committee of the Directors; and

28.9.3	all resolutions and proceedings at all meetings of the Members of the Company or any class of Members and of the Directors and of committees of Directors; and the chairman of all such meetings or of any meeting confirming the minutes thereof shall sign the same.

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29.	Directors’ Interests

29.1	A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as to remuneration and otherwise as the Directors may determine.

29.2	A Director or officer may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor), and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or officer.

29.3	No Director or officer shall be disqualified from his office or prevented by such office from holding any office or place of profit under the Company or under any company in which the Company shall be a Member or have any interest, or from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or officer shall be in any way interested be or be liable to be avoided nor shall any Director or officer so contracting, dealing or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.

29.4	A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of the Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

29.5	The nature of the interest of any Director or officer in any contract, dealing or transacting with or affecting the Company shall be disclosed by him at or prior to its consideration and any vote thereon and a general notice that a Director or officer is a shareholder of any specified firm or company and/or is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure hereunder and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

30.	Delegation of Directors’ Powers

30.1	Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

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30.2	The Directors may delegate any of the powers exercisable by them to a Managing Director, Director or any other person or persons acting individually or jointly as they may from time to time by resolution appoint upon such terms and conditions and with such restrictions as they may think fit, and may from time to time by resolution revoke, withdraw, alter or vary all or any such powers.

31.	Alternate Directors

31.1	Any Director may by writing appoint any other Director, or other person willing to act, to be his alternate and remove his alternate so appointed by him. Such appointment or removal shall be by notice to the Registered Office signed by the Director making or revoking the appointment or in any other manner approved by the Directors, and shall be effective on the date the notice is served and the alternate shall be notified of such appointment or revocation. Subject to the removal by the appointing Director, the alternate shall continue in office until the date on which the Director who appointed him ceases to be a Director. An alternate may also be a Director in his own right and may act as alternate to more than one Director.

31.2	An alternate shall be entitled to receive notice of all meetings of the Directors, attend, be counted in the quorum, vote and act in the place of the Director who appointed him at every such meeting at which the appointing Director is not personally present, and generally to perform all the functions of the Director who appointed him as a Director in his absence.

31.3	These Articles (except as regards powers to appoint an alternate and remuneration) apply equally to the alternate as though he were the Director in his own right.

31.4	An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him. The signature of an alternate to any resolution in writing of the Directors or a committee thereof shall, unless the terms of the appointment provide to the contrary, be as effective as the signature of each Director to whom he is alternate Director.

32.	Committees of Directors

32.1	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.

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32.2	A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

32.3	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall not have a second or casting vote and the motion shall be deemed to have been lost.

33.	Officers

33.1	The Directors may appoint a Secretary and such other officers as they may from time to time consider necessary upon such terms as to duration of office, remuneration and otherwise as they may think fit. Such Secretary or other officers need not be Directors and in the case of the other officers may be ascribed such titles as the Directors may decide and the Directors may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for any damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Act or these Articles, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Directors.

34.	Directors’ Remuneration

34.1	The remuneration to be paid to the Directors, if any, shall be determined by the Company in general meeting or, in the absence of such a determination, by the Directors.

34.2	Each Director shall also be entitled to be paid his reasonable travelling, hotel and other expenses properly incurred by him in connection with his attendance at meetings of the Directors, committees of the Directors or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

34.3	The Directors may by resolution approve additional remuneration to any Director for services which in the opinion of the Directors go beyond the ordinary duties of a Director, and such extra remuneration shall be in addition to any remuneration provided for, by or pursuant to any other Article.

35.	Seals and Deeds

35.1	The Directors may determine that the Company shall have a Seal, and if they so determine, shall provide for the safe custody of the Seal. The Seal shall only be used by the authority of the Directors and in the presence of a Director or the Secretary or such other person as the Directors may by resolution appoint for this purpose, and every instrument to which the Seal affixed shall be signed by the relevant person. Notwithstanding the above, annual returns and notices filed under the Act may be executed either as a deed or under Seal and in either case without the need for the authority of a resolution of the Directors.

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35.2	The Company may maintain in any place or places outside the Cayman Islands a facsimile of any Seal and such facsimile seal shall be affixed in the same way as if it were the Seal.

35.3	In accordance with the Act, the Company may execute any deed or other instrument (which would otherwise be required to be executed under Seal) by the signature of such deed or instrument as a deed by a Director or by the Secretary of the Company or by such other person as the Directors may appoint or by any other person or attorney on behalf of the Company appointed by a deed or other instrument executed as a deed by a Director or the Secretary or such other person as aforesaid.

36.	Dividends

36.1	The Directors may from time to time declare dividends to be paid to the Members according to their rights and interests, including such interim dividends as appear to the Directors to be justified by the position of the Company. The Directors may also pay any fixed cash dividend which is payable on any Shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Directors, justifies such payment.

36.2	No dividend shall be paid otherwise than out of profits or out of monies otherwise available for dividend in accordance with the Act.

36.3	Subject to the rights of Members, if any, entitled to Shares with special rights as to dividends, all dividends shall be declared and paid according to the amount paid up on the Shares in respect of which the dividend is paid and any dividend on any class of Shares not fully paid shall be declared and paid according to the amounts paid on the Shares of that class, but if and so long as nothing is paid up on any of the Shares in the Company, dividends may be declared and paid according to the number of Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share. Dividends may be apportioned and paid pro rata according to the amounts paid-up on the Shares during any portion or portions of the period in respect of which the dividend is paid.

36.4	The Directors may deduct from any dividend, distribution or other monies payable to a Member by the Company on or in respect of any Shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of Shares of the Company.

36.5	If several persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other money payable on or in respect of the Share.

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36.6	Any dividend may be paid by cheque or warrant sent through the post to the address of the Member or person entitled thereto in the Register of Members or, in the case of joint holders addressed to the holder whose name stands first in the Register of Members in respect of the Shares at his registered address as appearing on the Register of Members or to such person and such address as the Member or person entitled or such joint holders as the case may be may direct in writing. Every such cheque or warrant shall, unless the holder or joint holders may in writing direct, be made payable to the order of the person to whom it is sent or to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register of Members in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the Shares held by such joint holders.

36.7	The Directors may declare that any dividend or distribution is paid wholly or partly by the distribution of specific assets and, in particular, of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and where any difficulty arises in regard to such dividend or distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional Shares or ignore fractions altogether and may fix the value for dividend or distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to secure equality of distribution, and may vest any such specific assets in trustees as may seem expedient to the Directors.

36.8	No dividend or other distribution or other monies payable by the Company on or in respect of any Share shall bear interest against the Company.

36.9	All unclaimed dividends or distributions may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. Any dividend or distribution unclaimed by a Member six years after the dividend or distribution payment date shall be forfeited and revert to the Company.

37.	Reserves

37.1	The Directors may, before declaring any dividend or distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose of the Company, and pending such application may, in their discretion, be employed in the business of the Company or be invested in such manner as the Directors may from time to time think fit. The Directors may also without placing the same to reserve carry forward any sums which they think it prudent not to distribute.

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38.	Capitalisation of Profits

38.1	The Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts which are available for distribution (including its Share Premium Account and capital redemption reserve fund, subject to the Act) for any class or any sum standing to the credit of the profit and loss account for any class or otherwise available for distribution for any class and to appropriate such sums to Members of the relevant class in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares of the relevant class for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid.

38.2	Where any difficulty arises in regard to any distribution under the last preceding Article, the Directors may settle the same as they think expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Directors. The Directors may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

39.	Share Premium Account

39.1	The Directors shall in accordance with the Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

39.2	There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Act, out of capital.

40.	Financial Year End

The financial year end of the Company shall be 31 December in each calendar year or as otherwise determined by the Board of Directors.

41.	Accounting Records

41.1	The Directors shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions and otherwise in accordance with the Act.

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41.2	The accounting records shall be kept at the Registered Office or at such other place or places as the Directors think fit, and shall at all times be open to inspection by the Directors. No Member (who is not also a Director) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Directors or by the Members by Ordinary Resolution.

41.3	From time to time the Company in general meeting may determine (or revoke, alter or amend any such determination) or, failing such determination, the Directors may determine (or revoke, alter or amend any such determination):

41.3.1	that the accounts of the Company be audited and the appointment of the Auditors;

41.3.2	that there be prepared and sent to each Member and other person entitled thereto a profit and loss account, a balance sheet, group accounts and/or reports for such period and on such terms as they may determine; and

41.3.3	that there be laid before the Company in general meeting a copy of every balance sheet together with a copy of the Auditor’s report.

42.	Service of Notices and Documents

42.1	Notices or other documents or communications may be given to any Member by the Company either personally or by sending it by courier, post, fax or email to him to his registered address, or (if he has no registered address) to the address, if any, supplied by him to the Company for the giving of notices to him. Any notice shall be deemed to be effected:

42.1.1	if delivered personally or sent by courier, by properly addressing and prepaying a letter containing the notice; and to have been effected, in the case of a notice of a meeting, when delivered;

42.1.2	if sent by post, by properly addressing, prepaying, and posting a letter containing the notice (by airmail if available) and to have been effected, in the case of a notice of a meeting, at the expiration of three days after it was posted; and

42.1.3	if sent by fax or email by properly addressing and sending such notice through the appropriate transmitting medium and to have been effected on the day the same is sent.

42.2	A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder named first in the Register of Members in respect of the Share.

42.3	A notice may be given by the Company to the person entitled to a Share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

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42.4	Notice of every general meeting shall be given in any manner hereinbefore authorised to:

42.4.1	every Member entitled to vote except those Members entitled to vote who (having no registered address) have not supplied to the Company an address for the giving of notices to them; and

42.4.2	every person entitled to a Share in consequence of the death or bankruptcy of a Member, who, but for his death or bankruptcy would be entitled to receive notice of the meeting.

42.5	No other persons shall be entitled to receive notices of general meeting.

43.	Winding Up

43.1	Subject to the rights attaching to any Shares, if the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Act or these Articles, divide amongst the Members in kind the whole or any part of the relevant Segregated Portfolio Assets (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such Segregated Portfolio Assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is any liability.

43.2	If the Company shall be wound up, the liquidator shall apply the Segregated Portfolio Assets and the General Assets in accordance with the Act in satisfaction of the claims of the Segregated Portfolio Creditors and the General Creditors.

43.3	If the Company shall be wound up, the liquidator shall apply the Segregated Portfolio Assets of each Segregated Portfolio and the General Assets as follows:

43.3.1	first, the Segregated Portfolio Assets attributable to any Segregated Portfolio shall be applied in accordance with the Act in satisfaction of the claims of Segregated Portfolio Creditors of the relevant Segregated Portfolio;

43.3.2	second, the General Assets shall be applied in accordance with these Articles and the Act to satisfy the claims of:

(a)	first, General Creditors; and

(b)	second, in payment of any outstanding fees due to any service providers to the Company,

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43.3.3	the balance of the General Assets, if any, shall be transferred to the Segregated Portfolios in proportion to the Net Asset Value of each Segregated Portfolio; and

43.3.4	the Segregated Portfolio Assets of each Segregated Portfolio shall then be paid to the holders of Shares first in an amount equal to the nominal amount of the relevant Shares and the balance shall be paid according to the relative Net Asset Values (as determined by the liquidator) of the Shares held.

43.4	The winding up and dissolution of any Segregated Portfolio or the Company shall be dealt with in accordance with the Act and the laws of the Cayman Islands applicable to Segregated Portfolio companies.

43.5	In no event shall the assets of one Segregated Portfolio be paid or distributed to any person who is not a creditor of such Segregated Portfolio or a holder of Shares of the class corresponding to such Segregated Portfolio.

44.	Indemnity

44.1	Every Indemnified Person shall, in the absence of his own dishonesty, wilful default or fraud, be indemnified and held harmless out of the Segregated Portfolio Assets of the relevant Segregated Portfolio against all liabilities, loss, damage, cost or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses on a full indemnity basis properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business on behalf of the relevant Segregated Portfolio or in the discharge of his duties and the indemnity contained in this Article shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election.

44.2	No Indemnified Person shall be liable to the Company on behalf of the relevant Segregated Portfolio for acts, defaults or omissions of any other Indemnified Person.

44.3	Every Indemnified Person shall be indemnified out of the Segregated Portfolio Assets of the relevant Segregated Portfolio against all liabilities incurred by him by or by reason of any act done, conceived in or omitted in the conduct of the Company’s business on behalf of the relevant Segregated Portfolio or in the discharge of his duties in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application in which relief from liability is granted to him by the court.

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44.4	To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Articles in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company on behalf of the relevant Segregated Portfolio to reimburse the person making such payment or effecting such discharge.

44.5	Each Member and the Company on behalf of the relevant Segregated Portfolio agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company on behalf of the relevant Segregated Portfolio, against any Indemnified Person on account of any act or omission of such Indemnified Person in the performance of his duties for the Company on behalf of the relevant Segregated Portfolio; provided however, that such waiver shall not apply to any claims or rights of action arising out of the dishonesty, wilful default or fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified Person is not legally entitled.

44.6	Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to these Articles shall be paid from the Segregated Portfolio Assets in the relevant Segregated Portfolio in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified pursuant to these Articles. Each Member of the Company shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company on behalf of the relevant Segregated Portfolio as aforesaid, and when made by the Company on behalf of the relevant Segregated Portfolio under this Article are made to meet expenditures incurred for the purpose of enabling such Indemnified Person to properly perform his or her duties to the Company on behalf of the relevant Segregated Portfolio.

45.	Continuation

45.1	The Company shall have the power, subject to the provisions of the Act and with the approval of a Special Resolution, to continue as a body incorporated under the laws of any jurisdiction outside of the Cayman Islands and to be de-registered in the Cayman Islands.

46.	Amendment of Memorandum and Articles

46.1	Subject to the provisions of the Act, the Company may from time to time by Special Resolution alter or amend the Memorandum or these Articles in whole or in part provided that no such amendment shall affect the special rights attaching to any class of Shares without the consent or sanction provided for in these Articles.

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